Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333- 213192) on Form S-3 of Gramercy Property Trust (related to the Dividend Reinvestment and Share Purchase Plan),
(2)	Registration Statement (Form S-8 No. 333- 212222) on Form S-8 pertaining to the 2016 Equity Plan of Gramercy Property Trust,
(3)	Registration Statement (Form S-3 No. 333-208717) on Form S-3 of Gramercy Property Trust,
(4)	Registration Statement (Form S-8 No. 333-189694) on Form S-8 pertaining to the 2013 Equity Plan of Gramercy Property Trust (formerly known as Chambers Street Properties), and
(5)
Registration Statement (Form S-8 No. 333-208716) on Form S-8 pertaining to the 2015 Equity Incentive Plan, the 2012 Inducement Equity Incentive Plan and the 2004 Equity Incentive Plan of Gramercy Property Trust Inc.;

of our reports dated February 28, 2017 with respect to the Consolidated Financial Statements and schedules of Gramercy Property Trust, and the effectiveness of internal control over financial reporting of Gramercy Property Trust, included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

New York, New York
February 28, 2017